EXHIBIT 10.13



                         TAX INDEMNIFICATION AGREEMENT

                                    between

                            ARTHUR D. LITTLE, INC.,
                              on behalf of itself
                                and the members
                                of the ADL GROUP

                                      and

                            NUVERA FUEL CELLS, INC.,
                              on behalf of itself
                                and the members
                              of the NUVERA GROUP


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                         TAX INDEMNIFICATION AGREEMENT


     This Agreement is entered into as of the 26th of October, 2000 between Arthur D. Little, Inc. ("ADL"), a Massachusetts corporation, on behalf of itself and the members of The ADL Group, and Nuvera Fuel Cells, Inc., formerly known as Epyx, Inc., ("Nuvera"), a Delaware corporation, on behalf of itself and the members of the Nuvera Group.

                              W I T N E S S E T H:

     WHEREAS, prior to April 4, 2000, ADL was the common parent of an affiliated group of corporations that included Nuvera; this group and the members thereof have elected to file consolidated federal income tax returns as well as certain consolidated, combined or unitary state income tax returns;

     WHEREAS, on April 4, 2000 (the "Deconsolidation Date"), Nuvera issued capital stock equal to 50% of its outstanding capital stock after such issuance (the "Exchange") in exchange for 100% of the capital stock of De Nora Fuel Cells, S.p.A., ("Fuel Cells") a wholly-owned Italian subsidiary of De Nora New Energy Investments BV ("De Nora BV") and simultaneously with the Exchange, ADL sold 5% of its capital stock in Nuvera to Amerada Hess (the "AH Sale", together with the Exchange, the "Deconsolidation"); and the Nuvera Group is no longer eligible to file consolidated federal income tax returns or consolidated, combined or unitary state income tax returns with ADL;

     WHEREAS, ADL desires to set forth in this agreement its indemnity obligations to Nuvera with respect to federal, state and local tax liabilities that may be imposed on Nuvera as a result of Nuvera or any member of the Nuvera Group having been a member of the ADL Consolidated Group prior to the Deconsolidation Date;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

     1. Definitions.

     (a) As used in this Agreement:

     "ADL Consolidated Group" shall mean ADL and each direct and indirect corporate subsidiary, including a member of the Nuvera Group, that is eligible to join with ADL in the filing of (i) for Federal Tax purposes, a


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consolidated federal income tax return, and (ii) for Combined State Tax purposes, a Combined State Tax Return.

     "ADL Group" shall mean, at any time, ADL and each of its direct and indirect corporate subsidiaries other than those subsidiaries that are members of the Nuvera Group.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Combined State Tax" shall mean, with respect to each state or local taxing jurisdiction, any income, franchise or similar tax (together with any related interest or penalty) payable to such state or local taxing jurisdiction in which a member of the Nuvera Group files tax returns with a member of the ADL Group, on a consolidated, combined or unitary basis.

     "Federal Tax" shall mean any tax imposed under Subtitle A of the Code and any related interest or penalty imposed under Subtitle F of the Code.

     "Final Determination" shall mean (i) with respect to Federal Taxes, a "determination" as defined in Section 1313(a) of the Code or execution of an IRS Form 870AD and, with respect to taxes other than Federal Taxes, any final determination of liability in respect of a tax that, under applicable law, is not subject to further appeal, review or modification through proceedings or otherwise, (ii) any final disposition of a tax issue by reason of the expiration of a statute of limitations or (iii) the payment of tax by Nuvera with respect to any item disallowed or adjusted by any taxing authority where Nuvera determines in good faith that no action should be taken to recoup such payment.

     "FY 2000" shall mean the tax year of ADL ending on December 31, 2000.

     "IRS" shall mean the Internal Revenue Service.

     "Nuvera Group" shall mean, at any time, Nuvera and any direct or indirect corporate subsidiaries of Nuvera that would be eligible to join with Nuvera with respect to Federal Taxes, in the filing of a consolidated federal income tax return and, with respect to Combined State Taxes, in the filing of a consolidated, combined or unitary income or franchise tax return, including any predecessors thereto.

     "Post-Deconsolidation Tax Period" means (i) any tax period beginning after the Deconsolidation Date and (ii) with respect to a tax period that begins on or before and ends after the Deconsolidation Date, the portion of the tax period that commences on the day immediately after the Deconsolidation Date.


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     "Pre-Deconsolidation Tax Period" means (i) any tax period ending before or on the Deconsolidation Date and (ii) with respect to a period that begins before and ends after the Deconsolidation Date, the portion of the tax period ending on and including the Deconsolidation Date.

     "Prime" shall mean, the rate announced from time to time as "prime" by Federal Reserve Bank of Massachusetts, as its prime rate with respect to the applicable currency.

     "Return" shall mean any tax return, statement, report or form (including estimated tax returns and reports, extension requests and forms, and information returns and reports) required to be filed with any taxing authority.

     "Separate State Tax" shall mean, with respect to each state or local taxing jurisdiction, any income, franchise or similar tax (together with any related interest or penalty) payable to such state or local taxing jurisdiction in which a member of the Nuvera Group files a separate state or local tax return.

     "Tax Proceeding" shall mean any tax audit, dispute or proceeding (whether administrative or judicial).

     (b) Any term used in this Agreement that is not defined in this Agreement shall, to the extent the context requires, have the meaning assigned to it in the Code or the applicable Treasury regulations thereunder (as interpreted in administrative pronouncements and judicial decisions) or in comparable provisions of applicable law.

     2. Administrative and Compliance Matters.

     (a) Sole Tax Indemnification Agreement. Any and all existing tax sharing or indemnification agreements or arrangements, written or unwritten, between any member of the ADL Group and any member of the Nuvera Group shall be terminated as of the date of this Agreement.

     (b) Designation of Agent. Each member of the Nuvera Group hereby irrevocably authorizes and designates ADL as its agent, coordinator, and administrator, for the purpose of taking any and all actions (including the execution of waivers of applicable statutes of limitation) necessary or incidental to the filing of any Return, any amended Return, or any claim for refund (even where an item or Tax asset giving rise to an amended Return or refund claim arises in a Post-Deconsolidation Tax Period), credit or offset of tax or any other proceedings, and for the purpose of making payments to, or collecting refunds from, any taxing authority, in each case relating only to any Pre-Deconsolidation Tax Period. ADL


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covenants to Nuvera that it shall be responsible to see that all such administrative matters relating thereto shall be handled promptly and appropriately.

     (c) Pre-Deconsolidation Tax Period Returns.

          (i) Preparation of Returns. ADL will prepare, consistently with past practice and applicable law and with the assistance of the Nuvera Group, the consolidated Federal Tax Returns and Combined State Tax Returns of the ADL Consolidated Group and the separate returns of Nuvera Group for all Tax Periods that end on or prior to the Deconsolidation Date. ADL shall have the right with respect to such Returns to determine (A) the manner in which such returns, documents or statements shall be prepared and filed, including, without limitation, the manner in which any item of income, gain, loss, deduction or credit shall be reported, (B) whether any extensions should be requested, and
(C) the elections that will be made by any member of the ADL Group or the Nuvera Group. At the time ADL files the ADL Consolidated Group's consolidated Federal Tax Returns for FY 2000, ADL shall deliver to Nuvera a copy of the portion of such returns relating to Nuvera. At the time ADL files any Combined State Tax Returns that include Nuvera or any separate state and local tax returns for Nuvera, ADL shall deliver a copy of such returns to Nuvera.

          (ii) Audits and Refunds. With respect to all consolidated Federal Tax Returns and Combined State Tax Returns of the ADL Consolidated Group for all Tax Periods that end on or prior to the Deconsolidation Date, ADL shall have the right to (A) contest, compromise or settle any adjustment or deficiency proposed, asserted or assessed as a result of any audit of any return filed by ADL, (B) file, prosecute, compromise or settle any claim for refund, and (C) determine whether any refunds to which the ADL Consolidated Group may be entitled shall be received by way of refund or credit against the tax liability of the ADL Consolidated Group.

     (d) Allocation. ADL may, at its option, elect and Nuvera will join ADL (if necessary) in electing to ratably allocate items (other than extraordinary items) of the Nuvera Group in accordance with relevant provisions of Treasury Regulation Section 1.1502-76. If ADL exercises its option to make the election, each member of the Nuvera Group will provide a statement stating its consent to such election as required under the regulations.

     (e) Short-Year State and Local Returns. ADL and Nuvera agree that Combined State Tax Returns and separate state and local returns filed for tax periods beginning prior to the Deconsolidation Date will reflect a short taxable year for Nuvera ending on the Deconsolidation Date in any state or local taxing


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jurisdiction in which such tax year is allowed by administrative practice, whether or not required by law.

     3. Indemnities.

     (a) ADL Indemnities. ADL will indemnify Nuvera and the members of the Nuvera Group that were members of the ADL Consolidated Group (that included a member of the ADL Group) against and hold them harmless from:

          (i) any Tax Liability imposed on the Nuvera Group solely as a result of Nuvera or any member of the Nuvera Group having been a member of the ADL Consolidated Group; and

          (ii) all liabilities, costs, expenses (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses), losses, damages, assessments, settlements or judgments arising out of or incident to the imposition, assessment or assertion of any tax liability or damage described in (i), including those incurred in the contest in good faith in appropriate proceedings relating to the imposition, assessment or assertion of any such tax, liability or damage.

     (b) Discharge of Indemnity. ADL and the members of the ADL Group shall discharge their obligations under Section 3(a) hereof, respectively, by paying the relevant amount in immediately available funds within 30 days of demand therefor. After a Final Determination of an obligation under Section 3(a) of ADL, Nuvera shall send a statement to ADL showing the amount due thereunder. Notwithstanding the foregoing, if either Nuvera, ADL or any member of the Nuvera Group disputes in good faith the fact or the amount of its obligation under Section 3(a), then no payment of the amount in dispute shall be required until any such good faith dispute is resolved in accordance with Section 10 hereof; provided, however, that any amount not paid within 30 days of demand therefor shall bear interest at a rate equal to Prime for each day until paid.

     4. Communication and Cooperation.

     (a) Consult and Cooperate. Nuvera and ADL shall consult and cooperate (and shall cause each member of the Nuvera Group or the ADL Group, respectively, to cooperate) fully at such time and to such extent as are reasonably requested by the other party in connection with all matters subject to this Agreement.

     (b) Tax Attribute Matters. ADL and Nuvera shall advise each other with respect to any proposed tax adjustments relating to a Pre-Deconsolidation Tax


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Period, which are the subject of an audit or investigation, or are the subject of any proceeding or litigation, and which may affect any tax liability or any tax attribute of ADL, Nuvera, the ADL Group, the Nuvera Group or any member of the Nuvera Group or the ADL Group (including, but not limited to, basis in an asset or the amount of earnings and profits). Except as otherwise provided herein, ADL shall determine the apportionment of tax attributes between the ADL Group and the Nuvera Group in accordance with applicable laws.

     5. Audits and Contest.

     Notwithstanding anything in this Agreement to the contrary, ADL shall have full control over all matters relating to any tax return or any Tax Proceeding relating to any tax matters of the ADL Consolidated Group. ADL shall have absolute discretion with respect to any decisions to be made, or the nature of any action to be taken, with respect to any matter described in the preceding sentence.

     6. Notices.

     Any notice, demand, claim, or other communication under this Agreement shall be in writing and shall be deemed to have been given upon the delivery or mailing thereof, as the case may be, if delivered personally or sent by certified mail, return receipt requested, postage prepaid, to the parties at the following addresses (or at such other address as a party may specify by notice to the other):

                           If to ADL, to:

                           Arthur D. Little, Inc.
                           Acorn Park
                           Cambridge, MA 02140-2390
                           Attention: Peter Fipphen
                           Fax: (617)498-7091

                           If to Nuvera, to:

                           Nuvera Fuel Cells, Inc.
                           15 Acorn Park
                           Cambridge, MA 02140
                           Attention: Danny Wong
                           Fax: (617)498-6655


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     7. Effectiveness; Termination and Survival.

     This Agreement shall become effective upon execution. All rights and obligations arising hereunder with respect to a Pre-Deconsolidation Tax Period shall survive until they are fully effectuated or performed. Notwithstanding anything in this Agreement to the contrary, this Agreement shall remain in effect and its provisions shall survive for the full period of all applicable statutes of limitation (giving effect to any extension, waiver or mitigation thereof).

     8 Entire Agreement; Amendments and Waivers.

     (a) Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein. No alteration, amendment, modification, or waiver of any of the terms of this Agreement shall be valid unless made by an instrument signed by an authorized officer of each of ADL and Nuvera, or in the case of a waiver, by the party against whom the waiver is to be effective.

     (b) Amendments and Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any right, power or privilege. This Agreement shall not be waived, amended or otherwise modified except as in writing, duly executed by all of the parties hereto.

     9 . Governing Law and Interpretation.

     This Agreement has been made in, and shall be construed and enforced in accordance with the laws of, the state of Massachusetts without giving effect to laws and principles relating to conflicts of law.

     10. Dispute Resolution

     If the parties hereto are unable to resolve any disagreement or dispute relating to this Agreement within 20 days, such disagreement or dispute shall be resolved by a recognized law firm or accounting firm that is expert in tax matters in the relevant jurisdiction or that is mutually acceptable to the parties hereto (a "Referee"). A Referee so chosen shall resolve any such disagreement or dispute pursuant to such procedures as it may deem advisable. Any such resolution shall be binding on the parties hereto without further recourse. Except as otherwise provided herein, the costs of any Referee shall be apportioned between ADL and Nuvera as determined by such Referee in such manner as the Referee deems


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reasonable, taking into account the circumstances of the disagreement or dispute, the conduct of the parties and the result of the disagreement or dispute.

     11. Assignments; Third Party Beneficiaries.

     Except as provided below, this Agreement shall be binding upon and shall inure only to the benefit of the parties hereto and their respective successors and assigns, by merger, acquisition of assets or otherwise (including but not limited to any successor of a party hereto succeeding to the tax attributes of such party under applicable law). This Agreement is not intended to benefit any person other than the parties hereto and such successors and assigns, and no other person shall be a third party beneficiary hereof.

     12. Authorization.

     Each of the parties hereto hereby represents and warrants that it has the power and authority to execute, deliver and perform this Agreement, that this Agreement has been duly authorized by all necessary corporate action on the part of such party, that this Agreement constitutes a legal, valid and binding obligation of each such party and that the execution, delivery and performance of this Agreement by such party does not contravene or conflict with any provision or law or of its charter or bylaws or any agreement, instrument or order binding on such party.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first written above.


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                                            ADL on its own behalf and on behalf
                                            of each member of the ADL Group.


                                            By:   /s/ Kim Driscoll
                                               -------------------------------
                                               Name:  Kim Driscoll
                                               Title: General Counsel


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                                            Nuvera on its own behalf and on
                                            behalf of each member of the Nuvera
                                            Group.


                                            By:   /s/ Danny Wong
                                               -------------------------------
                                               Name:  Danny Wong
                                               Title: Controller


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